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                                  SAFEWAY INC.                      Exhibit 12.1
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                              (Dollars in millions)


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

                                                                             Fiscal Year
                                               -------------------------------------------------------------------------
                                               52 Weeks        52 Weeks        52 Weeks        53 Weeks        52 Weeks
                                                 2000            1999            1998            1997            1996
                                               ---------       ---------       ---------       ---------       ---------
Income before income taxes and
        extraordinary loss                     $ 1,866.5       $ 1,674.0       $ 1,396.9       $ 1,076.3       $   767.6

Add interest expense                               457.2           362.2           235.0           241.2           178.5

Add interest on rental expense(a)                  218.7           183.0           108.2            88.5            90.0

Less equity in earnings of unconsolidated
        affiliates                                 (31.2)          (34.5)          (28.5)          (34.9)          (50.0)

Add minority interest in subsidiary                  1.1             5.9             5.1             4.4             3.4
                                               ---------       ---------       ---------       ---------       ---------

Earnings                                       $ 2,512.3       $ 2,190.6       $ 1,716.7       $ 1,375.5       $   989.5
                                               ---------       ---------       ---------       ---------       ---------



Interest expense                               $   457.2       $   362.2       $   235.0       $   241.2       $   178.5

Add capitalized interest                            17.0             9.3             8.5             5.7             4.4

Add interest on rental expense(a)                  218.7           183.0           108.2            88.5            90.0
                                               ---------       ---------       ---------       ---------       ---------

Fixed charges                                  $   692.9       $   554.5       $   351.7       $   335.4       $   272.9
                                               ---------       ---------       ---------       ---------       ---------

Ratio of earnings to fixed charges                  3.63            3.95            4.88            4.10            3.63
                                               ---------       ---------       ---------       ---------       ---------
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(a) Based on a 10% discount factor on the estimated present value of future operating lease payments.